EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated October 17, 2007 on the statement of condition and related bond portfolio of Van Kampen Unit Trusts, Municipal Series 659 (California Insured Municipals Income Trust, Series 250) as of October 17, 2007 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm" in Prospectus Part II.


                                                              GRANT THORNTON LLP

New York, New York
October 17, 2007